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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

       Pursuant to Section 13 or 15 of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) December 6, 2005

                               HEALTHEXTRAS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     0-31014                 52-2181356
         --------                     --------                ----------
(State or other Jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)           Identification No.)

               800 King Farm Boulevard, Rockville, Maryland 20850
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                    (Address of principal executive offices)

                                 (301) 548-2900
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-25(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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         On December 6, 2005, HealthExtras, Inc. ("HealthExtras") and its
wholly-owned subsidiary HCEM Corp. ("Acquisition Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Managed Care of America, Inc. ("MCOA"), under which HealthExtras will acquire MCOA through the merger (the "Merger") of Acquisition Sub with and into MCOA with MCOA as the surviving entity. Under the terms of the Merger Agreement, shareholders of MCOA will receive an aggregate of $28 million in cash, subject to adjustment at the closing date, and up to $3 million of Contingent Additional Consideration. The transaction is subject to receipt of MCOA shareholder approval, which was obtained on December 7, 2005, the distribution by MCOA to its shareholders discussed below and other usual and customary conditions.

         MCOA's wholly-owned subsidiary, EBRx, Inc. ("EBRx"), which is a provider of pharmacy benefit management services with a strategic focus on the third party administrator market segment, represents the continuing business operations of MCOA which will be acquired by HealthExtras. Prior to the Merger, MCOA will distribute any other of its business operations and all of its other subsidiaries to its stockholders through a pro rata distribution of stock of a newly formed company.

         On December 6, 2005, HealthExtras and Acquisition Sub also entered into a Stock Purchase and Stockholders Agreement with Charles Davidson, Phyllis Shehab and Jay Ver Hulst (collectively, the "Shareholders") and a newly formed company, APS Benefits Corporation ("APS"), whereby the Shareholders will purchase a minority interest in MCOA through APS. The Shareholders are key members of the MCOA management team and will continue as a management team for EBRx subsequent to the Merger. This minority investment in MCOA will help ensure the ongoing continuity of the business of EBRx and promote its further expansion. HealthExtras and the Shareholders each have certain rights, based on subsequent performance of EBRx to purchase or require the repurchase, as the case may be, of shares held by the Shareholders for amounts which vary based on future performance of EBRx.

         The Merger Agreement also contains usual and customary representations and warranties that HealthExtras and MCOA made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between HealthExtras and MCOA, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between HealthExtras and MCOA rather than establishing matters as facts. Public filings HealthExtras makes with the Securities and Exchange Commission (the "SEC"), are available without charge at the SEC's web site at http://www.sec.gov.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 12, 2005                    By: /s/ Michael P. Donovan
                                                 -------------------------------
                                                 Michael P. Donovan
                                                 Chief Financial Officer and
                                                 Chief Accounting Officer









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